Exhibit 99.1


     Buffalo Wild Wings, Inc. Announces Third Quarter 2007 Results

    Same-store sales increases of 8.3% at company-owned and 5.9% at franchised restaurants;

                  Earnings per diluted share of $0.24

    MINNEAPOLIS--(BUSINESS WIRE)--Oct. 30, 2007--Buffalo Wild Wings, Inc. (Nasdaq:BWLD) announced today financial results for the third quarter ended September 30, 2007. Highlights for the third quarter versus the same period a year ago were:

    --  Total revenue increased 20.5% to $82.4 million

    --  Company-owned restaurant sales grew 20.5% to $73.3 million

    -- Same-store sales increased 8.3% at company-owned restaurants and 5.9% at franchised restaurants

    --  Earnings per diluted share increased 20% to $0.24 from $0.20

    Sally Smith, President and Chief Executive Officer, commented, "Same-store sales remained strong, at 8.3% for company-owned and 5.9% for franchised restaurants, critical in delivering a 20.5% increase in total revenue. Average weekly sales for company-owned restaurants grew by 8.8% and for franchised locations by 6.8%, demonstrating the strength of our new restaurant openings. Earnings per diluted share in the third quarter increased 20% over the prior year to $0.24, and year-to-date earnings per diluted share continue to outpace our annual target of 25% growth."

    Total revenue, which includes company-owned restaurant sales and franchise royalties and fees, increased 20.5% to $82.4 million in the third quarter compared to $68.3 million in the third quarter of 2006. Company-owned restaurant sales for the quarter increased 20.5% to $73.3 million driven by a company-owned same-store sales increase of 8.3% and 14 more company-owned restaurants in operation at the end of third quarter 2007 relative to the same period in 2006. Franchise royalties and fees increased 20.4% to $9.1 million versus $7.5 million in the prior year. This increase was due to a franchised same-store sales increase of 5.9% and 35 more franchised restaurants at the end of the period versus a year ago.

    Average weekly sales for company-owned restaurants were $38,498 for the third quarter of 2007 compared to $35,380 for the same quarter last year, an 8.8% increase. Franchised restaurants averaged $45,879 for the period versus $42,963 in the third quarter a year ago, a 6.8% increase.

    For the third quarter, earnings per diluted share were $0.24, as compared to third quarter 2006 earnings per diluted share of $0.20.

    2007 and 2008 Outlook

    Ms. Smith continued, "In May, we announced that we had exercised the right of first refusal to acquire nine Buffalo Wild Wings franchised restaurants in the Las Vegas area and that the acquisition was anticipated to close by the end of 2007. One of the conditions to closing this transaction is obtaining gaming license approvals. This process is taking longer than expected, and, although we cannot determine the exact closing date, we anticipate that the transaction, upon satisfaction of the remaining contingencies, will be completed in 2008."

    In closing, Ms. Smith stated, "Fourth quarter is filled with the excitement of new restaurant openings, with seven locations already opened and twenty-seven additional locations expected to open before year-end. We had our first-ever national cable and network media buy in October, and with strong sales and a diligent focus on operations and guest hospitality, we are committed to achieving our annual growth targets for 2007, and also for 2008, of 15% unit growth, 20% revenue growth, and 25% earnings growth."

    Buffalo Wild Wings will be hosting a conference call today, October 30, 2007 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our website http://www.buffalowildwings.com.

    A replay of the call will be available until November 6, 2007. To access this replay, please dial 1.973.341.3080, password 9333440.

    About the Company

    Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of restaurants featuring a variety of boldly-flavored, made-to-order menu items including Buffalo-style chicken wings spun in one of 14 signature sauces. Buffalo Wild Wings is an inviting neighborhood destination with widespread appeal and is the recipient of dozens of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently over 465 Buffalo Wild Wings locations across 37 states.

    Forward-looking Statements

    Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated Las Vegas restaurant acquisition, our expected store openings prior to year-end and our expectations to meet our 2007 growth goals, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the timing of obtaining the requisite regulatory approvals and completing other contingencies necessary to consummate the Las Vegas acquisition, the outcome and impact of the Las Vegas acquisition, the actual number of locations opening in the future, the sales at these and our other company-owned and franchised locations, our ability to successfully operate in new markets, the cost of fresh chicken wings, the success of our marketing initiatives, our ability to control restaurant labor and other restaurant operating costs and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.


              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF EARNINGS
    (Dollar amounts in thousands except share and per share data)
                             (unaudited)

                   Three months ended           Nine months ended
               --------------------------- ---------------------------
               September 30, September 24, September 30, September 24,
                   2007          2006          2007          2006
               ------------- ------------- ------------- -------------
Revenue:
 Restaurant
  sales        $      73,280        60,800       211,874       172,928
 Franchise
  royalties
  and fees             9,086         7,548        26,393        21,941
               ------------- ------------- ------------- -------------
      Total
       revenue        82,366        68,348       238,267       194,869
               ------------- ------------- ------------- -------------

Costs and
 expenses:
 Restaurant
  operating
  costs:
   Cost of
    sales             22,517        18,557        65,166        53,590
   Labor              22,156        18,265        64,313        51,422
   Operating          12,272        10,291        34,473        28,970
   Occupancy           5,076         4,450        14,686        12,808
 Depreciation          4,284         3,649        12,204        10,412
 General and
  adminis-
  trative (1)          9,147         7,600        26,302        22,119
 Preopening              988           755         2,293         2,276
 Loss on
  equipment
  disposal               306           102           538           356
               ------------- ------------- ------------- -------------
    Total
     costs and
     expenses         76,746        63,669       219,975       181,953
               ------------- ------------- ------------- -------------
Income from
 operations            5,620         4,679        18,292        12,916
Interest
 income                  768           556         2,223         1,526
               ------------- ------------- ------------- -------------
Earnings
 before income
 taxes                 6,388         5,235        20,515        14,442
Income tax
 expense               2,121         1,709         6,866         4,968
               ------------- ------------- ------------- -------------
Net earnings   $       4,267         3,526        13,649         9,474
               ============= ============= ============= =============
Earnings per
 common share
 - basic       $        0.24          0.21          0.78          0.55
Earnings per
 common share
 - diluted              0.24          0.20          0.77          0.54
Weighted
 average
 shares
 outstanding -
 basic            17,596,959    17,195,836    17,535,019    17,123,534
Weighted
 average
 shares
 outstanding -
 diluted          17,767,171    17,524,158    17,732,951    17,503,676

    (1) Contains stock-based compensation of $715, $669, $3,047, and $2,208, respectively

    The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

                   Three months ended           Nine months ended
               --------------------------- ---------------------------
               September 30, September 24, September 30, September 24,
                   2007          2006          2007          2006
               ------------- ------------- ------------- -------------
Revenue:
 Restaurant
  sales                89.0%         89.0%         88.9%         88.7%
 Franchising
  royalties
  and fees             11.0          11.0          11.1          11.3
               ------------- ------------- ------------- -------------
   Total
    revenue           100.0         100.0         100.0         100.0
               ------------- ------------- ------------- -------------

Costs and
 expenses:
 Restaurant
  operating
  costs:
  Cost of
   sales               30.7          30.5          30.8          31.0
  Labor                30.2          30.0          30.4          29.7
  Operating            16.7          16.9          16.3          16.8
  Occupancy             6.9           7.3           6.9           7.4
 Depreciation           5.2           5.3           5.1           5.3
 General and
  adminis-
  trative              11.1          11.1          11.0          11.4
 Preopening             1.2           1.1           1.0           1.2
 Loss on
  equipment
  disposal              0.4           0.1           0.2           0.2
               ------------- ------------- ------------- -------------
    Total
     costs and
     expenses          93.2          93.2          92.3          93.4
               ------------- ------------- ------------- -------------
Income from
 operations             6.8           6.8           7.7           6.6
Interest
 income                 0.9           0.8           0.9           0.8
               ------------- ------------- ------------- -------------
Earnings
 before income
 taxes                  7.8           7.7           8.6           7.4
Income tax
 expense                2.6           2.5           2.9           2.5
               ------------- ------------- ------------- -------------
Net earnings            5.2           5.2           5.7           4.9
               ============= ============= ============= =============


              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                    (Dollar amounts in thousands)
                             (unaudited)

                                            September 30, December 31,
                                                2007          2006
                                            ------------- ------------
                  Assets
Current assets:
    Cash and cash equivalents               $       5,324       11,756
    Marketable securities                          66,688       52,829
    Accounts receivable - franchisees, net
     of allowance of $25 and $47,
     respectively                                     911          929
    Accounts receivable - other                     5,286        5,212
    Inventory                                       2,142        1,767
    Income tax receivable                           1,095           --
    Prepaid expenses                                2,912        1,052
    Deferred income taxes                           2,434        1,405
                                            ------------- ------------
         Total current assets                      86,792       74,950

Property and equipment, net                        94,343       78,137
Restricted cash                                     7,808        6,007
Other assets                                        2,098        1,720
Goodwill                                              369          369
                                            ------------- ------------
         Total assets                       $     191,410      161,183
                                            ============= ============

   Liabilities and Stockholders' Equity
Current liabilities:
    Unearned franchise fees                 $       2,545        2,347
    Accounts payable                               13,437        5,874
    Income tax payable                                 --          264
    Accrued compensation and benefits              11,016       10,963
    Accrued expenses                                5,179        5,538
    Current portion of deferred lease
     credits                                           --          794
                                            ------------- ------------
         Total current liabilities                 32,177       25,780

Long-term liabilities:
    Other liabilities                               1,269          478
    Marketing fund payables                         7,808        6,007
    Deferred income taxes                           2,832        3,162
    Deferred lease credits, net of current
     portion                                       12,190        9,540
                                            ------------- ------------
         Total liabilities                         56,276       44,967
                                            ------------- ------------

Commitments and contingencies
Stockholders' equity:
    Undesignated stock, 1,000,000 and
     5,600,000 shares authorized,
     respectively                                      --           --
    Common stock, no par value. Authorized
     20,200,000 and 15,600,000 shares,
     respectively, issued and outstanding
     17,878,098 and 17,591,180,
     respectively                                  80,299       75,030
    Retained earnings                              54,835       41,186
                                            ------------- ------------
         Total stockholders' equity               135,134      116,216
                                            ------------- ------------
         Total liabilities and
          stockholders' equity              $     191,410      161,183
                                            ============= ============


              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (Dollar amounts in thousands)
                             (unaudited)

                                                Nine months ended
                                           ---------------------------
                                           September 30, September 24,
                                               2007          2006
                                           ------------- -------------
Cash flows from operating activities:
    Net earnings                           $     13,649         9,474
    Adjustments to reconcile net earnings
     to cash provided by operations:
         Depreciation                            12,204        10,412
         Amortization                               (95)          (88)
         Loss on equipment disposal                 538           356
         Deferred lease credits                   2,221           185
         Deferred income taxes                   (1,359)       (2,385)
         Stock-based compensation                 3,047         2,208
         Excess tax benefit from the
          exercise of stock options                (660)         (185)
         Change in operating assets and
          liabilities:
              Purchase of marketable
               securities                          (315)       (1,144)
              Accounts receivable                  (421)       (1,457)
              Inventory                            (375)         (142)
              Prepaid expenses                   (1,860)          236
              Other assets                         (378)          (25)
              Unearned franchise fees               198           154
              Accounts payable                    1,742          (404)
              Income taxes                         (699)          434
              Accrued expenses                    2,355         2,078
                                           ------------- -------------
                  Net cash provided by
                   operating activities          29,792        19,707
                                           ------------- -------------

Cash flows from investing activities:
    Acquisition of property and equipment       (23,127)      (16,970)
    Purchase of marketable securities          (128,782)      (76,752)
    Proceeds of marketable securities           115,333        73,269
                                           ------------- -------------
                  Net cash used in
                   investing activities         (36,576)      (20,453)
                                           ------------- -------------

Cash flows from financing activities:
    Issuance of common stock                        875           719
    Tax payments for restricted stock            (1,183)         (687)
    Excess tax benefit from the exercise
     of stock options                               660           185
                                           ------------- -------------
                  Net cash provided by
                   financing activities             352           217
                                           ------------- -------------
                  Net decrease in cash and
                   cash equivalents              (6,432)         (529)
Cash and cash equivalents at beginning of
 period                                          11,756         3,986
                                           ------------- -------------
Cash and cash equivalents at end of period $      5,324         3,457
                                           ============= =============


BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                           Restaurant Count

Company-owned Restaurants:
                Q1         Q2          Q3          Q4
            ---------- ----------- ----------- -----------
   2007        140         145         148
   2006        124         129         134         139
   2005        106         110         116         122
   2004         88         92          97          103
   2003         73         74          77          84

Franchised Restaurants:
                Q1         Q2          Q3          Q4
            ---------- ----------- ----------- -----------
   2007        299         301         313
   2006        260         270         278         290
   2005        212         224         234         248
   2004        168         175         189         203
   2003        131         138         142         161


                           Same-Store Sales

Company-owned Restaurants:
                Q1         Q2          Q3          Q4         Year
            ---------- ----------- ----------- ----------- -----------
   2007        8.7%       8.1%        8.3%
   2006        7.7%       8.2%        11.8%       13.2%       10.4%
   2005        6.1%       2.7%        1.8%        2.5%        3.2%
   2004       11.1%       10.6%       9.9%        7.6%        9.7%
   2003       (1.4%)      2.7%        6.7%        8.5%        4.3%

Franchised Restaurants:
                Q1         Q2          Q3          Q4         Year
            ---------- ----------- ----------- ----------- -----------
   2007        3.3%       4.0%        5.9%
   2006        6.7%       4.7%        6.4%        6.5%        6.1%
   2005        3.2%       1.8%        1.1%        2.6%        2.2%
   2004       12.0%       10.4%       5.7%        3.7%        7.6%
   2003       (0.4%)      2.3%        8.5%        10.7%       5.6%


BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                     Average Weekly Sales Volumes

Company-owned Restaurants:
                Q1         Q2          Q3          Q4         Year
            ---------- ----------- ----------- ----------- -----------
   2007      $39,254     36,655      38,498
   2006       35,857     33,660      35,380      38,800      36,033
   2005       33,195     30,531      31,361      33,953      32,304
   2004       32,289     30,248      30,983      33,038      31,663
   2003       28,782     27,132      28,281      31,171      28,886

Franchised Restaurants:
                Q1         Q2          Q3          Q4         Year
            ---------- ----------- ----------- ----------- -----------
   2007      $46,439     43,998      45,879
   2006       44,342     42,338      42,963      46,008      43,975
   2005       41,309     39,824      40,149      42,533      40,999
   2004       39,678     38,072      38,727      40,926      39,402
   2003       33,920     33,393      35,289      39,014      35,491

                     Average Wing Price Per Pound

                Q1         Q2          Q3          Q4         Year
            ---------- ----------- ----------- ----------- -----------
   2007       $1.40       1.25        1.24
   2006        1.24       1.10        1.14        1.21        1.17
   2005        1.45       1.14        1.08        1.17        1.20
   2004        1.49       1.46        1.35        1.30        1.39
   2003        1.01       1.02        1.00        1.21        1.06


    CONTACT: Buffalo Wild Wings, Inc.
             Investor Relations Contact:
             Mary Twinem, 952-253-0731